Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, News America Debenture-Backed Series 2002-9
*CUSIP:   21988G437    Class   A-1
          21988GBT2    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2003.

INTEREST ACCOUNT
----------------

Balance as of    June 1, 2003.....                                       $0.00
        Scheduled Income received on securities.....             $1,015,637.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,015,625.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                   -$12.50
Balance as of    December 1, 2003.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    June 1, 2003.....                                       $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    December 1, 2003.....                                   $0.00


               UNDERLYING SECURITIES HELD AS OF    December 1, 2003

            Principal
             Amount                 Title of Security
            ---------               -----------------
            $26,210,000     News America Incorporated 7.75% Senior Debentures
                            due December 1, 2045
                            *CUSIP:    652478BA5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.